                                                                    EXHIBIT 10




                                CREDIT AGREEMENT


                                    BETWEEN


                        COEUR D'ALENE MINES CORPORATION


                                      AND


                          SEATTLE-FIRST NATIONAL BANK

                                             TABLE OF CONTENTS

                                                 ARTICLE 1
                                                DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Additional Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ---------------------
         1.2     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ---------
         1.3     Available Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 ----------------
         1.4     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ------------
         1.5     Capitalized Lease Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----------------------------
         1.6     Cash Equivalent Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 --------------------------
         1.7     Cash Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 ----------------
         1.8     Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 --------------
         1.9     Current Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -------------------
         1.10    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------------
         1.11    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -----
         1.12    GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ----
         1.13    Guarantor(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------
         1.14    Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------------
         1.15    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------
         1.16    Initial Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------------
         1.17    Letter(s) of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -------------------
         1.18    Letter of Credit Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------------------------
         1.19    Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 --------------
         1.20    Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------
         1.21    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ------
         1.22    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----
         1.23    Prime Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----------
         1.24    Significant Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 ----------------------
         1.25    Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 -----------------
         1.26    Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------
         1.27    Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ------------------
         1.28    Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----------------

                                                              ARTICLE 2
                                                           LETTER OF CREDIT . . . . . . . . . . . . . .   5
         2.1     Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 --------
         2.2     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 ----
         2.3     Yield Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ---------------

                                                              ARTICLE 3
                                                              GUARANTIES  . . . . . . . . . . . . . . .   6

                                                              ARTICLE 4
                                                        CONDITIONS OF LENDING   . . . . . . . . . . . .   6
         4.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -------------
         4.2     Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -------------
         4.3     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ----------
         4.4     Termination of Prior Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 -----------------------------
         4.5     Proof of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ------------------
         4.6     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ------------------------------
         4.7     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------


                                                  ARTICLE 5
                                        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .   7
         5.1     Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ---------
         5.2     Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 --------------
         5.3     No Legal Bar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ------------
         5.4     Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ---------------------
         5.5     Liens and Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------------------
         5.6     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------
         5.7     Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------------
         5.8     Employee Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------------
         5.9     Misrepresentations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------
         5.10    No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------
         5.11    No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------------------

                                                              ARTICLE 6
                                                        AFFIRMATIVE COVENANTS  . . . . . . . . . . . .   9
         6.1     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------------
         6.2     Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------
         6.3     Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -------------
         6.4     Debt Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------
         6.5     Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------------
         6.6     Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------------------
         6.7     Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------------------------
         6.8     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -----------------
         6.9     Ownership of Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -----------------------
         6.10    Access to Premises and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ------------------------------
         6.11    Notice of Events    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------------
         6.12    Payment of Debts and Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------------
         6.13    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ---------------------
         6.14    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------
         6.15    Additional Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------------------

                                                              ARTICLE 7
                                                  EVENTS AND CONSEQUENCES OF DEFAULT . . . . . . . . .  13
         7.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------
                 (a)      Nonpayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------
                 (b)      Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ------------------
                 (c)      ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----
                 (d)      Failure to Perform . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ------------------
                 (e)      Defaults on Other Obligations. . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------------------------
                 (f)      Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------
                 (g)      Loss, Destruction, or Condemnation of Property . . . . . . . . . . . . . . .  13
                          ----------------------------------------------
                 (h)      Attachment Proceedings and Insolvency. . . . . . . . . . . . . . . . . . . .  14
                          -------------------------------------
                 (i)      Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ---------
                 (j)      Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          --------------------
         7.2     Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ---------------------
         7.3     Alleged Default by Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------------------

                                                              ARTICLE 8
                                                            MISCELLANEOUS  . . . . . . . . . . . . . .  15
         8.1     Manner of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ------------------
         8.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------
         8.3     Documentation and Administration Expenses . . . . . . . . . . . . . . . . . . . . . .  16
                 -----------------------------------------
         8.4     Collection Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------
         8.5     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------
         8.6     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   17
                 ----------
         8.7     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ------
         8.8     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------
         8.9     Mandatory Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------------------
         8.10    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------
         8.11    Termination of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------------------

EXHIBITS:

Exhibit A -- Form of CFO Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made between Coeur d'Alene Mines Corporation, an Idaho corporation ("Borrower"), and Seattle-First National Bank, a national banking association (including its successors and/or assigns, "Bank"). The parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
         All terms defined below shall have the meaning indicated.  All references in this Agreement to:
                 (a) "dollars" or "$" shall mean U.S. dollars. Any item denominated in a currency other than U.S. dollars, shall be converted into U.S. Dollars at Bank's spot rate of exchange between such currency and U.S. dollars, as quoted on the date of calculation.;
                 (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;
                 (c) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. Section 62A.9-101, et seq. ("UCC"), and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and
                 (d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.
         1.1     Additional Guarantors shall have the meaning given in Section
6.14.
         1.2 Affiliate of a Person shall mean any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:
                 (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; and
                 (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
         1.3 Available Amount shall mean at any time the amount of the Credit Limit minus the face amount of all Letters of Credit outstanding.

         1.4 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.
         1.5 Capitalized Lease Liabilities shall mean all monetary obligations of Borrower or any Subsidiary under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
         1.6     Cash Equivalent Investment shall mean, at any date:
                 (a) any evidence of Indebtedness, maturing not more than one year after such date, issued or guaranteed by the United States Government;
                 (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by Bank or any other corporation (other than an Affiliate of Borrower or of any Guarantor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;
                 (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such date, which is issued by Bank or any other commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than US$500,000,000 (for purposes of this Section, an "Approved Bank"); or
                 (d) any repurchase agreement entered into with Bank or any Approved Bank which repurchase agreement is:
                          (i) secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and
                          (ii)    has a market value at the time such
                 repurchase agreement is entered into of not less than 100% of the repurchase obligation of Bank or such Approved Bank.
         1.7 Cash Equivalents shall mean all of Borrower's consolidated cash, Cash Equivalent Investments and all debt and equity marketable security investments, stated at the lower of cost or market, made in compliance with Borrower's board of directors-adopted, Bank-reviewed investment policy.
         1.8 Current Assets shall mean all consolidated assets of Borrower, on a GAAP basis, which may be properly classified as current assets in accordance with GAAP.
         1.9 Current Liabilities shall mean all consolidated indebtedness of Borrower, on a GAAP basis, maturing on demand or within a period of one year from the date when Borrower's current liabilities are determined and which may be properly classified as current liabilities in accordance with GAAP.
         1.10 Environmental Laws shall mean all applicable federal, state, or local statutes, laws, ordinances, codes, rules, regulations, and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment issued in the U.S. by any federal, state, or local authority or in any other jurisdiction by any similar governmental or other authority.
         1.11 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.
         1.12 GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.
         1.13 Guarantor(s) shall mean the Initial Guarantors and each Additional Guarantor.
         1.14 Hazardous Material shall mean any substance or material defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term by any applicable federal, state, or local statute, regulation, or ordinance now or hereafter in effect.
         1.15 Indebtedness shall mean, as to any Person, (a) all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Borrower, and (b) all obligations of such Person which should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities.
         1.16 Initial Guarantors shall mean each of the following corporations, jointly and severally, Coeur Alaska, Inc., a Delaware corporation, CDE Chilean Mining Corporation, a Delaware corporation, Callahan Mining Corporation, an Arizona corporation, Coeur Gold New Zealand, Limited., a New Zealand corporation,

Coeur New Zealand, Inc., a Delaware corporation, and Coeur-Rochester, Inc., a Delaware corporation.
         1.17    Letter(s) of Credit shall have the meaning assigned in
Article 2.
         1.18 Letter of Credit Balance shall mean the aggregate outstanding liability of Bank at any given time under all combined Letters of Credit.
         1.19 Loan Documents shall mean collectively this Agreement, the L/C Agreements, and all other documents, instruments, and agreements now or later executed in connection with this Agreement.
         1.20 Obligations shall mean Borrower's obligation to reimburse Bank for all amounts drawn under the Letters of Credit, and all fees, costs, expenses, and indemnifications due to Bank under this Agreement.
         1.21 Person shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.
         1.22 Plan shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.
         1.23 Prime Rate shall mean the floating commercial loan reference rate of Bank, publicly announced from time to time as its "prime rate" (calculated on the basis of actual number of days elapsed over a year of 360 days), with any change in the Prime Rate to be effective on the date the "prime rate" changes.
         1.24 Significant Subsidiary shall mean, at any date, each Subsidiary that:
                 (a) accounted for at least 5% of consolidated revenues of Borrower and its Subsidiaries or 5% of consolidated earnings of Borrower and its Subsidiaries before interest and taxes, in each case for the fiscal quarter of Borrower most recently ended on or prior to such date; or
                 (b) has assets which represent at least 5% of the consolidated assets of Borrower and its Subsidiaries as of the last day of the last fiscal quarter of Borrower most recently ended on or prior to such date;
all of which shall be as reflected on the financial statements of Borrower for the period, or as of the date, in question.
         1.25 Subordinated Debt shall mean all Indebtedness of Borrower which is subordinated to the repayment of the Obligations on terms, and pursuant to documentation, in form and substance satisfactory to Bank, as necessary to assure subordination.

         1.26 Subsidiary shall mean, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of Borrower.
         1.27 Tangible Net Worth shall mean the consolidated net worth of Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of Borrower and its Subsidiaries including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names.
         1.28 Termination Date shall mean July 1, 1997, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Subsection 7.2(a).

                                   ARTICLE 2
                                LETTER OF CREDIT
         2.1 Issuance. Upon Borrower's execution of Bank's standard form Application and Agreement for Standby Credit ("L/C Agreement"), and a statement of purpose for the letter of credit to be issued, Bank shall issue for Borrower's account standby letters of credit (together with all letters of credit issued by Bank for Borrower's account and outstanding prior to the date of this Agreement, "Letter(s) of Credit") in amounts not to exceed $10,000,000 in the aggregate. Each Letter of Credit shall have a maximum tenor of 360 days, and if "evergreen" shall be cancelable by Bank within 60 days of each anniversary date. If there is a draw under a Letter of Credit, Borrower shall on demand immediately reimburse Bank for the amount of the draw, together with interest on the amount drawn, from the date of draw until paid, at a floating rate equal to the Prime Rate plus 2% per annum. Bank shall in addition have all rights provided in the L/C Agreement. Any default in an L/C Agreement shall be a Default.
         2.2 Fees. Borrower shall pay to Bank in advance, upon issuance of each Letter of Credit and on each anniversary of such issuance, an annual fee of 1.25% per annum on the outstanding balance of the Letter of Credit on the date payment is due. Borrower shall additionally, on demand, pay transaction fees according to Bank's then-outstanding standard fee schedule on all drafts, transfers, extensions, and other transactions in regard to the Letters of Credit, and reimburse Bank for all out-of-pocket costs, legal fees, and expenses.
         2.3 Yield Indemnity. If any law or regulation imposes or increases any reserve, special deposit, or similar requirement against letters of credit issued by Bank or subjects Bank to any tax, charge, fee, deduction, or withholding of any kind in regard to the Letters of Credit, Borrower shall promptly on demand indemnify Bank for any such increased costs, taxes, or charges (other than taxes based on Bank's gross or net income).

                                   ARTICLE 3
                                   GUARANTIES
         The Obligations shall be absolutely and unconditionally guaranteed by the Initial Guarantors and the Additional Guarantors, jointly and severally, in form satisfactory to Bank. Borrower authorizes Bank to release to any present or future guarantor all information the Bank possesses concerning Borrower or any loans, credits, or other financial accommodations made to Borrower by Bank.

                                   ARTICLE 4
                             CONDITIONS OF LENDING
         Bank's obligation to issue the initial Letter of Credit is subject to the conditions precedent listed in Sections 4.1 through 4.5, and to issue subsequent Letters of Credit is subject to the conditions precedent listed in Sections 4.6 and 4.7, unless waived by Bank in writing:
         4.1 Authorization. Borrower shall have delivered to Bank a certified copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency. Each corporate guarantor shall have delivered to Bank a certified copy of a resolution of such guarantor's board of directors, satisfactory in form to Bank, authorizing its guaranty.
         4.2 Documentation. Borrower shall have executed and delivered to Bank all documents to reflect the existence of the Obligations.
         4.3 Guaranties. Each guarantor shall have executed and delivered its guaranty to Bank, and each such guaranty shall remain in full force and effect.
         4.4 Termination of Prior Facility. Borrower shall have terminated, and shall have no further letters of credit or advances outstanding under, the $38,000,000 credit facility evidenced by the Amended and Restated Loan Agreement dated June 17, 1993, among Borrower, various banks, Bank as "Issuing Bank," and N.M. Rothschild & Sons Limited as "Agent."
         4.5     Proof of Insurance.  Proof of insurance as required by Section
6.14 has been provided to Bank.
         4.6 Representations and Warranties. The representations and warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.
         4.7 Compliance. No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
         To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:
         5.1 Existence. Borrower is in good standing as a corporation under the laws of the state of its incorporation, has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification.
         5.2 Enforceability. The Loan Documents, when executed and delivered by Borrower, shall be enforceable against Borrower in accordance with their respective terms.
         5.3 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's articles of incorporation or bylaws; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.
         5.4 Financial Information. By submitting each of the financial statements required by Subsection 6.6(a) and 6.6(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Bank which would materially impair Borrower's ability to repay the Obligations.
         5.5 Liens and Encumbrances. Borrower and each Subsidiary has sufficient title to each of its assets in order to conduct its respective business as presently conducted and as contemplated to be conducted; all of the leases, subleases, licenses, claims, rights, concessions, and agreements material to the business of Borrower or any Subsidiary, and under which Borrower or any Subsidiary holds any properties, are in full force and effect and neither Borrower nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Borrower or any Subsidiary under any such lease, sublease, license, claim, concession, or agreement, or affecting or questioning the rights of Borrower or such Subsidiary to the continued possession of the premises under any such lease, sublease, license, claim, concession, or agreement.
         5.6 Litigation. Except as disclosed in writing to Bank, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.
         5.7 Payment of Taxes. Borrower has filed or caused to be filed all tax returns when required to be filed; and has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).
         5.8 Employee Benefit Plan. Borrower is in compliance in all respects with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions which would make

Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.
         5.9 Misrepresentations. No information, exhibits, data, or reports furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.
         5.10 No Default. Borrower is not in default in any Loan Document, or in any contract, agreement, or instrument to which it is a party.
         5.11 No Burdensome Restrictions. No contract or other instrument to which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

                                   ARTICLE 6
                             AFFIRMATIVE COVENANTS
         So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:
         6.1 Use of Proceeds. Use the Letters of Credit to back reclamation and surety bonds, primarily for the Golden Cross Mine in New Zealand, and for other general corporate purposes in the ordinary course of Borrower's business.
         6.2 Tangible Net Worth. Maintain a Tangible Net Worth of not less than $150,000,000 measured semiannually as of the second quarter end and the fiscal year end.
         6.3 Current Ratio. Maintain a ratio of Current Assets to Current Liabilities of not less than 2.0 to 1, measured semiannually as of the second quarter end and the fiscal year end.
         6.4 Debt Ratio. Maintain a ratio of Indebtedness to Tangible Net Worth of not more than 2.0 to 1, measured semiannually as of the second quarter end and the fiscal year end.
         6.5 Cash Collateral. Fully cash-collateralize all outstanding Letters of Credit by placing immediately available funds in a non-interest-bearing bank control account at Bank, pledged to Bank, if at any time Borrower's Cash Equivalents becomes, or would become, as a result of any contemplated transaction, less than $50,000,000, such collateralization to be effected prior to consummation of such transaction.
         6.6 Financial Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Bank the following:

                 (a) Quarterly Financial Statements. As soon as available and, in any event, within 60 days after the end of each fiscal quarter of each fiscal year, a copy of the consolidated statement of operations of Borrower for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the consolidated balance sheet, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank, prepared by the chief financial officer of Borrower, and in form and substance satisfactory to Bank;
                 (b) Annual Financial Statements. As soon as available and, in any event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of operations, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by Ernst and Young or one of the other "Big 6" independent certified public accounting firms, certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;
                 (c) Other Certificates. By February 1 and August 1 of each year, a certificate of the chief financial officer of Borrower, in the form of Exhibit A attached, as to the semiannual period most recently ended; and
                 (d) Additional Financial Information. As soon as available and, in any event, within ten days after request, such other data, information, or documentation as Bank may reasonably request.
         6.7 Maintenance of Existence. Preserve and maintain its existence, powers, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

         6.8 Books and Records. Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.
         6.9 Ownership of Guarantors. Continue to own and hold, directly or indirectly, and free and clear of all liens or other encumbrances, all of the outstanding shares of capital stock of each Guarantor.
         6.10 Access to Premises and Records. At all reasonable times and as often as Bank may reasonably request, permit any authorized representative designated by Bank to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records.
         6.11    Notice of Events.  Furnish Bank prompt written notice of:
                 (a) Proceedings. Any proceeding instituted by or against Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $1,000,000 or more and not covered by insurance;
                 (b) Material Development. Any material development in any such proceeding referred to in Subsection 6.11(a);
                 (c) Defaults. Any action, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and
                 (d) Adverse Effect. Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.
         6.12 Payment of Debts and Taxes. Pay all Debt and perform all obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.
         6.13    Environmental Matters.

                 (a) Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses, and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;
                 (b) immediately notify Bank and provide copies upon receipt of all written material claims, complaints, notices, or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and
                 (c) provide such information and certifications which Bank may reasonably request from time to time to evidence compliance with this Section.
         6.14 Insurance. Maintain commercially adequate levels of coverage with financially sound and reputable insurers, including, without limitation:
                 (a) Property Insurance. Insurance on all property of a character usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations;
                 (b) Liability Insurance. Public liability insurance against tort claims which may be asserted against Borrower; and
                 (c) Additional Insurance. Such other insurance as may be required by law.
         6.15 Additional Guarantors. If at any time or from time to time Borrower shall, directly or indirectly, acquire any Subsidiary which is a Significant Subsidiary; or if any existing Subsidiary shall become a Significant Subsidiary, then, at such time, Borrower shall cause such Subsidiary (a) to execute and deliver to Bank a guaranty of the Obligations, in form satisfactory to Bank, together with a certified copy of a resolution of such Subsidiary's board of directors, satisfactory in form to Bank, authorizing its guaranty; and such Subsidiary shall thereafter be deemed an "Additional Guarantor" under this Agreement.

                                   ARTICLE 7
                       EVENTS AND CONSEQUENCES OF DEFAULT
         7.1 Events of Default. Any of the following events shall, at the option of Bank and at any time without regard to any previous knowledge on the part of Bank, constitute a default by Borrower under the terms of this Agreement, the L/C Agreements, and all other Loan Documents ("Default"):
                 (a) Nonpayment. Any payment or reimbursement due or demanded under this Agreement or any Loan Document is not made within five days of the date when due;
                 (b) Breach of Warranty. Any representation or warranty made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by Bank to be false in any respect when made, and is relied upon by Bank to its detriment;
                 (c) ERISA. Borrower shall engage in any act or omission which would make Borrower liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service, if such liability would materially adversely affect Borrower's financial condition;
                 (d) Failure to Perform. Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;
                 (e) Defaults on Other Obligations. There exists a default in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;
                 (f) Guaranties. Any guarantor of all or any portion of the Obligations revokes or attempts to revoke such guaranty, whether with respect to future transactions or outstanding Obligations, or otherwise breaches the terms and conditions of such guaranty;
                 (g) Loss, Destruction, or Condemnation of Property. A portion of Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;
                 (h) Attachment Proceedings and Insolvency. Borrower or any of Borrower's property is affected by any:
                          (i) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or
                          (ii) Proceeding under the laws of any jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;
                 (i) Judgments. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds $1,000,000, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or
                 (j) Government Approvals. Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.
         7.2 Remedies Upon Default. If any Default occurs and is continuing, Bank may at its option, by notice to Borrower:
                 (a) Terminate Commitments. Terminate Bank's commitment to issue new Letters of Credit;
                 (b) Suspend Commitments. Refuse to issue new Letters of Credit until any Default has been cured;

                 (c) Setoff. Exercise its right of setoff against any cash collateral pledged to Bank or any other deposit accounts of Borrower with Bank; and/or
                 (d) All Remedies. Pursue any other available legal and equitable remedies.
All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.
         7.3 Alleged Default by Bank. In the event that Borrower at any time concludes that Bank has defaulted in any respect under this Agreement or any of the Loan Documents, Borrower shall promptly give notice thereof to Bank and provide Bank with a period of not less than 30 days in which to cure such alleged default; provided, however, that in no event shall this Section 7.3 or the Borrower's giving such notice to Bank extend the time period(s) granted to the Borrower to cure any Default under Section 7.1(d). Failure of the Borrower to provide such notice to Bank shall waive the Borrower's right to assert a claim against Bank for such alleged default.

                                   ARTICLE 8
                                 MISCELLANEOUS
         8.1     Manner of Payments.
                 (a) Payments on Nonbusiness Days. Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.
                 (b) Payments. All payments and prepayments to be made by Borrower shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from Bank, in U.S. dollars and in immediately available funds.
                 (c) Application of Payments. All payments made by Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Bank having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Bank may choose.

                 (d) Recording of Payments. Bank is authorized to record on a schedule or computer-generated statement the date and amount of each draw under a Letter of Credit, and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded.
         8.2 Notices. All notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:


BANK:                                        BORROWER:

SEATTLE-FIRST NATIONAL BANK                  COEUR D'ALENE MINES CORPORATION
Eastern Commercial Banking                   400 Coeur d'Alene Mines Building
West 601 Riverside Avenue                    505 Front Avenue, P.O. Box I
Spokane, WA  99210                           Coeur d'Alene, Idaho  83814
Attention:  Kurt L. Walsdorf                 Attention:  James Sabala


         8.3 Documentation and Administration Expenses. Borrower shall pay, reimburse, and indemnify Bank for all of Bank's reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all recording or filing fees, and all normal, reasonable, and customary attorneys' fees (including the allocated cost of in-house counsel) and legal expenses incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Bank. Borrower acknowledges that any legal counsel retained or employed by Bank acts solely on the Bank's behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Bank for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.
         8.4 Collection Expenses. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.
         8.5 Waiver. No failure to exercise and no delay in exercising, on the part of Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.
         8.6 Assignment. This Agreement is made expressly for the sole benefit of Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank.
         8.7 Merger. The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 8.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
         8.8 Amendments. Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.
         8.9     Mandatory Arbitration.
                 (a) At the request of either Bank or Borrower, any controversy or claim between Bank and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.
                 (b) Notwithstanding the provisions of subsection 8.9(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.
                 (c) No provision of this subsection shall limit the right of Borrower or Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.
         8.10 Construction. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

         8.11 Termination of Agreement. All obligations of Borrower under this Agreement shall remain in full force and effect until (a) no Letters of Credit remain outstanding, (b) all Obligations have been paid in full and (c) Bank has no further obligation to issue Letters of Credit; at which time all obligations of both Bank and Borrower under this Agreement shall terminate, and all security interests held by Bank shall be deemed released. Bank shall at such time, upon demand by Borrower, execute all documents of release or satisfaction necessary to clear title to any collateral.

         DATED this 8th day of June 1994.


BORROWER:                                   BANK:

COEUR D'ALENE MINES CORPORATION             SEATTLE-FIRST NATIONAL BANK





By   /s/ JAMES A. SABALA                    By           [sig]
  ---------------------------                 -----------------------------

Title  Sr. Vice President                   Title   Vice President
     ------------------------                    --------------------------

                         EXHIBIT A TO CREDIT AGREEMENT

            [Form of Certificate to be sent with financial reports]

[Date]

Seattle-First National Bank
Eastern Commercial Banking
West 601 Riverside Avenue
Spokane, WA  99210
Attention:  Kurt L. Walsdorf

Re:  Certificate of Chief Financial Officer

Ladies and Gentlemen:

With respect to that certain Credit Agreement between Coeur d'Alene Mines Corporation ("Borrower") and Seattle-First National Bank ("Bank") dated _____________, 1994 (the "Agreement"), we hereby represent to you the following (capitalized terms used in this certificate shall have the same meaning as in the Agreement):

Enclosed are financial statements required by Section 6.6 of the Agreement. As of the date of such financial statements:

1.       Borrower's Tangible Net Worth is $__________________.

2.       Borrower's ratio of Current Assets to Current Liabilities is
         ___________.

3.       Borrower's ratio of Debt to Tangible Net Worth is _____________.

4.       Borrower's Cash Equivalents are $__________________.

Such financial statements are complete and correct, fairly present, without qualification, the financial condition of Borrower for such period, and are prepared in accordance with GAAP;

No Default exists, nor any event which, with lapse of time or upon the giving of notice would constitute a Default under the Agreement.

Sincerely,

COEUR D'ALENE MINES CORPORATION




By
   ---------------------------
       Chief Financial Officer

                              COMMERCIAL GUARANTY


Borrower:  COEUR D'ALENE MINES CORPORATION                         Lender:  SEATTLE-FIRST NATIONAL BANK
           P.O. BOX 1                                                       EASTERN COMMERCIAL TEAM 1/SPOKANE 56
           COEUR D'ALENE, ID 83814                                          C/O CLSC-E (DOC'S)
                                                                            P.O. BOX 1446 (SFC-5)
                                                                            SPOKANE, WA  99210-1630
Guarantor:  COEUR GOLD NEW ZEALAND, LIMITED
            400 COEUR D'ALENE MINES BLDG, 505 FRONT STREET
            COEUR D'ALENE, ID 83814

AMOUNT OF GUARANTY.  THE AMOUNT OF THIS GUARANTY IS UNLIMITED.

CONTINUING UNLIMITED GUARANTY. FOR GOOD AND VALUABLE CONSIDERATION, COEUR GOLD NEW ZEALAND, LIMITED ("GUARANTOR") ABSOLUTELY AND UNCONDITIONALLY GUARANTEES AND PROMISES TO PAY TO SEATTLE-FIRST NATIONAL BANK ("LENDER") OR ITS ORDER, IN LEGAL TENDER OF THE UNITED STATES OF AMERICA, THE INDEBTEDNESS (AS THAT TERM IS DEFINED BELOW) OF COEUR D'ALENE MINES CORPORATION ("BORROWER") TO LENDER ON THE TERMS AND CONDITIONS SET FORTH IN THIS GUARANTY. UNDER THIS GUARANTY, THE LIABILITY OF GUARANTOR IS UNLIMITED AND THE OBLIGATIONS OF GUARANTOR ARE CONTINUING.

DEFINITIONS.  The following words shall have the following meanings when used in this Guaranty:

      BORROWER.  The word "Borrower" means COEUR D'ALENE MINES CORPORATION.

      GUARANTOR.  The word "Guarantor" means COEUR GOLD NEW ZEALAND, LIMITED.

      GUARANTY.  The word "Guaranty" means this Guaranty between Guarantor and Lender dated June 2,1994.

      INDEBTEDNESS. The word "Indebtedness" means all of Borrower's indebtedness to Lender in its most comprehensive sense and includes without limitation all indebtedness, whether now or hereafter existing, whether arising from loan advances, interest, debts, lease obligations, other obligations, or liabilities of Borrower, or any of them, including judgments against Borrower, heretofore, now, or hereafter made, incurred, or created; whether voluntarily or involuntarily and however arising; whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable, and whether such indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

      LENDER. The word "Lender" means SEATTLE-FIRST NATIONAL BANK, its successors and assigns.

NATURE OF GUARANTY. Guarantor's liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness. Accordingly, no payments made upon the Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Indebtedness or any of the Indebtedness which subsequently arises or is thereafter incurred or contracted.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until such time as Guarantor notifies Lender in writing of Guarantor's election to revoke this Guaranty. Guarantors written notice of revocation must be delivered to Lender at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantors written revocation. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantors written notice of revocation, including any extension, renewal, or modification of the Indebtedness. If Lender has extended credit to Borrower in the form of one or more credit card accounts, Guarantor's promise with respect to Borrower's Indebtedness under these accounts shall remain effective until Lender actually receives at its Bankcard Services both of the following: (a) written notice that Guarantor withdraws Guarantor's promise with respect to credit card Indebtedness and (b) all cards issued under these credit card accounts. Any renewals, extensions, and modifications of the Indebtedness which are granted after Guarantors revocation are contemplated under this Guaranty and specifically will not be considered new Indebtedness. This Guaranty shall bind the estate of Guarantor as to Indebtedness created both before and after the death or incapacity of Guarantor, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. IT IS ANTICIPATED THAT FLUCTUATIONS MAY OCCUR IN THE AGGREGATE AMOUNT OF INDEBTEDNESS COVERED BY THIS GUARANTY, AND IT IS SPECIFICALLY ACKNOWLEDGED AND AGREED BY GUARANTOR THAT REDUCTIONS IN THE AMOUNT OF INDEBTEDNESS, EVEN TO ZERO DOLLARS ($0.00), PRIOR TO WRITTEN REVOCATION OF THIS GUARANTY BY GUARANTOR SHALL NOT CONSTITUTE A TERMINATION OF THIS GUARANTY.

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, WITHOUT NOTICE OR DEMAND AND WITHOUT LESSENING GUARANTOR'S LIABILITY UNDER THIS GUARANTY, FROM TIME TO TIME: (A) PRIOR TO REVOCATION AS SET FORTH ABOVE, TO MAKE ONE OR MORE ADDITIONAL SECURED OR UNSECURED LOANS TO BORROWER, TO LEASE EQUIPMENT OR OTHER GOODS TO BORROWER, OR OTHERWISE TO EXTEND ADDITIONAL CREDIT TO BORROWER; (B) TO ALTER, COMPROMISE, RENEW, EXTEND, ACCELERATE, OR OTHERWISE CHANGE ONE OR MORE TIMES THE TIME FOR PAYMENT OR OTHER TERMS OF THE INDEBTEDNESS OR ANY PART OF THE INDEBTEDNESS, INCLUDING INCREASES AND DECREASES OF THE RATE OF INTEREST ON THE INDEBTEDNESS; EXTENSIONS MAY BE REPEATED AND MAY BE FOR LONGER THAN THE ORIGINAL LOAN TERM;
(C) TO TAKE AND HOLD SECURITY FOR THE PAYMENT OF THIS GUARANTY OR THE INDEBTEDNESS, AND EXCHANGE, ENFORCE, WAIVE, FALL OR DECIDE NOT TO PERFECT, AND RELEASE ANY SUCH SECURITY, WITH OR WITHOUT THE SUBSTITUTION OF NEW COLLATERAL;
(D) TO RELEASE, SUBSTITUTE, AGREE NOT TO SUE, OR DEAL WITH ANY ONE OR MORE OF BORROWER'S SURETIES, ENDORSERS, OR OTHER GUARANTORS ON ANY TERMS OR IN ANY MANNER LENDER MAY CHOOSE; (E) TO DETERMINE HOW, WHEN AND WHAT APPLICATION OF PAYMENTS AND CREDITS SHALL BE MADE ON THE INDEBTEDNESS; (F) TO APPLY SUCH SECURITY AND DIRECT THE ORDER OR MANNER OF SALE THEREOF, INCLUDING WITHOUT LIMITATION, ANY NONJUDICIAL SALE PERMITTED BY THE TERMS OF THE CONTROLLING SECURITY AGREEMENT OR DEED OF TRUST, AS LENDER IN ITS DISCRETION MAY DETERMINE;
(G) TO SELL, TRANSFER, ASSIGN, OR GRANT PARTICIPATIONS IN ALL OR ANY PART OF THE INDEBTEDNESS; AND (H) TO ASSIGN OR TRANSFER THIS GUARANTY IN WHOLE OR IN PART.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower's request and not at the request of Lender; (c) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (d) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; (e) upon Lender's request, Guarantor will provide to Lender financial and credit

                             COMMERCIAL GUARANTY                      PAGE  2
                                 (CONTINUED)

information in form acceptable to Lender, and all such financial information provided to Lender is true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements and (f) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (c) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (d) to proceed directly against or exhaust any collateral held by Lender from Borrower, any other guarantor, or any other person; (e) to pursue any other remedy within Lender's power; or (f) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

Guarantor also waives any and all rights or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (d) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (e) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced there is outstanding Indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (f) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower lo Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty,

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

      AMENDMENTS. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      APPLICABLE LAW. This Guaranty has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts situated in King County, State of Washington. This Guaranty shall governed by and construed in accordance with the laws of the State of Washington.

      ATTORNEYS' FEES; EXPENSES. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

      NOTICES. Except for revocation notices by Guarantor, all notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon deliver to Lender as provided above in the section titled "DURATION OF GUARANTY." If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address.

      INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this

                             COMMERCIAL GUARANTY                      PAGE  3
                                 (CONTINUED)

      Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. It any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

      WAIVER. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS
OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY." NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED JUNE 2, 1994.

GUARANTOR:

COEUR GOLD NEW ZEALAND, LIMITED

By: /s/ JAMES A. SABALA                     By:
   ---------------------                       ------------------------------
      Authorized Signer                            Authorized Signer

                            SECRETARY'S CERTIFICATE

     The undersigned, Secretary of Coeur d'Alene Mines Corporation, Coeur Alaska, Inc. , CDE Chilean Mining Corporation, Callahan Mining Corporation, Coeur Gold New Zealand Limited, Coeur New Zealand, Inc. and Coeur Rochester, Inc., hereby certifies that the Resolutions set forth below were duly adopted at a regular meeting of the Board of Directors of Coeur d'Alene Mines Corporation held on December 14, 1993:

     RESOLVED, that Coeur d'Alene Mines Corporation and its subsidiaries' 1994 Budget presented to the Board at this meeting is hereby approved and adopted, it being understood that said Budget specifically includes the lease financing of certain equipment for use at the Rochester Mine.

     FURTHER RESOLVED that the appropriate officers of Coeur d'Alene Mines Corporation and its subsidiaries are authorized to take all steps, and to execute all documents, including contracts, guarantees, bank and financial institution agreements and authorizations, permits, deeds and any other instruments which may be necessary to carry out the business of the company and its subsidiaries as contemplated by the 1994 Budget; and such officers shall have the authority to effect transactions that do not materially depart from such Budget.

     FURTHER RESOLVED that the Chairman, Chief Executive Officer and President, the Senior Vice President-Chief Financial Officer, the Senior Vice President-Operations, and the Secretary of the company and its subsidiaries are hereby authorized to, severally or jointly as is appropriate to their customary duties and the transactions involved, provide certificates to third parties as evidence of the authorization by the Board to carry out the business and affairs of Coeur d'Alene Mines Corporation and its subsidiaries as provided in these Resolutions, which certificates may include a representation that the particular transaction is contemplated by the 1994 Budget, and therefore authorized by the Board, it being understood that third parties may rely upon such certificate.

     It is further certified that the Letters of Credit which are the subject of that certain Credit Agreement between Coeur d'Alene Mines Corporation and Seattle-First National Bank dated June 8, 1994, are contemplated by the 1994 Budget referred to in the foregoing resolutions, and that James A. Sabala is the Senior Vice President - Chief Financial Officer of Coeur d'Alene Mines Corporation and the Vice President of each of the subsidiaries listed above, and is the officer who, as a part of his customary duties, executes bank credit agreements and guaranties on behalf of Coeur d'Alene Mines Corporation and its subsidiaries listed above.

     It is further certified that the signature of James A. Sabala which appears hereon is his true and accurate signature.

                                  /s/ JAMES A. SABALA
                                  -----------------------

                                  DATED this 8th day of June, 1994


                                  /s/ WILLIAM F. BOYD
                                  --------------------------------
                                  William F. Boyd, Secretary

                            DISCLOSURE OF LITIGATION


     Pursuant to Paragraph 5.6 of that certain Credit Agreement between Coeur d'Alene Mines Corporation and Seattle-First National Bank dated June 8, 1994, Coeur d'Alene Mines Corporation hereby discloses certain litigation, as follows:

     1. Kassover suit, where a settlement of $5,875,000 has been agreed upon, subject to Court approval. (See page 18 of the 1993 Form 10-K)

     2. Callahan suit, where FN Enterprises claims it is due approximately $900,000 (if interest is included) from Callahan Mining Corporation for breach of contract. (See page 18 of the 1993 Form 10-K.)

     3. Promissory note suit, where an estate seeks approximately $1,000,000 (if interest is included) from Coeur d'Alene Mines Corporation in connection with notes claimed to be owed. (See page 19 of the 1993 Form 10-K.)

     4. Bunker Hill superfund site, where a settlement has been agreed upon, subject to Court approval, in the amount of $1,230,000. (See page 16 of the 1993 Form 10-K.)


                                      Dated this 8th day of June, 1994


                                      /s/ WILLIAM F. BOYD
                                      --------------------------------
                                      William F. Boyd, Secretary